Sub-Item 77Q1: Exhibits

(e)  Copies of any new or amended Registrant investment advisory contracts

1.	Interim Sub-Advisory Agreement among the Registrant, on
behalf of Wilmington Multi-Manager Large-Cap Fund, RSMC and Montag & Caldwell, Inc. dated September 29, 2008 previously filed with the SEC with the Registrant's registration statement on Form N-1A on October 28, 2008 (SEC Accession
No. 0001135428-08-000443) and incorporated herein by reference.

(g) Copies of any merger or consolidation agreement, and other documents relevant to the information sought in sub-
item 77.M)

1.	Agreement and Plan of Reorganization previously filed with
the SEC with Post-Effective Amendment No. 1 to the
Registrant's Registration Statement on Form N-14 on October
20, 2008 (SEC Accession No. 0000893220-08-002786) and
incorporated herein by reference.

2. 	Agreement and Plan of Reorganization previously filed with
the SEC with Post-Effective Amendment No. 1 to the
Registrant's Registration Statement on Form N-14 on October
20, 2008 (SEC Accession No. 0000893220-08-002786) and
incorporated herein by reference.